Pagaya Reports Second Quarter and First Half 2024 Results ● Record Total Revenue, FRLPC and Adjusted EBITDA, raising full- year outlook ● Signed our first forward flow agreement for $1 billion ● New enterprise partnership with OneMain Financial and onboarding a new top 5 bank to our network ● First AAA rating on personal loan ABS program, reflecting stable performance and scale New York, NY and Tel Aviv, Israel – August 9, 2024 – Pagaya Technologies Ltd. (NASDAQ: PGY) (“Pagaya”, the “Company” or “we”), a global technology company delivering artificial intelligence infrastructure for the financial ecosystem, today announced financial results for the second quarter and the first half of 2024. For additional information, view Pagaya's second quarter 2024 letter to shareholders here. “We set ambitious goals for our business this year and delivered on all of them,” said Gal Krubiner, co-founder and CEO of Pagaya Technologies. “We had another quarter of record financial results, expanded our network with more top lenders and enhanced our funding capacity. Our business has strong momentum as we continue to execute on our strategy in the second half.” Second Quarter 2024 Highlights All comparisons are made versus the same period in 2023 and on a year-over-year basis unless otherwise stated. ● Network volume of $2.3 billion (in line with outlook of $2.2 billion to $2.4 billion) grew by 19% year-over-year. ● Growing our partner network with top lenders. Onboarding a new top 5 bank by total assets in our point-of-sale (“POS”) vertical. Added an enterprise relationship with OneMain Financial across auto and personal loans. Expanded our partnership with LendingClub to our flagship personal loan product. ● Achieved a step-change in capital efficiency, with a $1 billion forward flow purchase agreement, upcoming acquisition of Theorem, and AAA-rated personal loan ABS program. These initiatives are expected to enhance capital efficiency by reducing Pagaya’s capital needs to fund network volume. ● Record total revenue and other income of $250 million (exceeding outlook of $235 million to $245 million) increased by 28% year-over-year, driven by a 31% increase in revenue from fees, and is now at an annual run-rate of approximately $1 billion.

● Record revenue from fees less production costs (“FRLPC”) of $97 million increased by 49% year-over-year, and is now at an annual run-rate of approximately $400 million. FRLPC as a percentage of network volume improved 84 basis points year-over-year to 4.2%, exceeding 4% for the first time in our history as a public company. ● Net loss attributable to Pagaya shareholders of $75 million was impacted by non-cash items such as fair value adjustments and share-based compensation. ● Record adjusted EBITDA of $50 million (exceeding outlook of $40 million to $45 million), compared to $17 million in the second quarter of 2023, is now at an annual run- rate of approximately $200 million. Growth was driven by higher FRLPC and a continued focus on operating efficiency. GAAP operating income of $5 million represents the fourth consecutive quarter of positive GAAP operating income. ● Adjusted net income of $7 million, which excludes the impact of non-cash items such as share-based compensation expense and fair value adjustments, represents the fifth consecutive quarter of positive adjusted net income. ● Cash flow from operating activities of $15 million represents the fourth consecutive quarter of positive operating cash flow. Third Quarter 2024 Outlook 3Q24 Network Volume Expected to be between $2.3 billion and $2.5 billion Total Revenue and Other Income Expected to be between $250 million and $260 million Adjusted EBITDA Expected to be between $50 million and $60 million Full Year 2024 Outlook FY24 Network Volume Expected to be between $9.25 billion and $10.25 billion Total Revenue and Other Income Expected to be between $975 million and $1,050 million Adjusted EBITDA Expected to be between $180 million and $210 million Webcast The Company will hold a webcast and conference call today, August 9, 2024, at 8:30 a.m. Eastern Time. A live webcast of the call will be available via the Investor Relations section of the Company’s website at investor.pagaya.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly before the call, the accompanying materials will be made available on the Company’s website. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website. The conference call can also be accessed by dialing 1-877-407-9208 or 1-201-493-6784. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13747114. The telephone replay will be available starting shortly after the call until Friday, August 23, 2024. A replay will also be available on the Investor Relations website following the call. About Pagaya Technologies Pagaya (NASDAQ: PGY) is a global technology company making life-changing financial products and services available to more people nationwide. By using machine learning, a vast data network and an AI-driven approach, Pagaya provides comprehensive consumer credit and residential real estate solutions for its partners, their customers, and investors. Its proprietary API and capital solutions integrate into its network of partners to deliver seamless user experiences and greater access to the mainstream economy. Pagaya has offices in New York and Tel Aviv. For more information, visit pagaya.com. Cautionary Note About Forward-Looking Statements This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “future,” “strategy,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. All statements other than statements of historical fact are forward-looking statements, including statements regarding: The Company’s strategy and future operations, including the Company’s ability to continue to deliver consistent results for its lending partners and investors; the Company’s ability to continue to drive sustainable gains in profitability; the Company’s ability to achieve continued momentum in its business; and the Company’s financial outlook for Network Volume, Total Revenue and Other Income and Adjusted EBITDA for the third quarter of 2024 and the full year 2024. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions include factors relating to: the Company's ability to attract new partners and to retain and grow its relationships with existing partners to support the underlying investment needs for its securitizations and other funding products; the need to maintain a consistently high level of trust in its brand; the concentration of a large percentage of its investment revenue with a small number of partners and platforms; its ability to sustain its revenue growth rate or the growth rate of its related key operating metrics; its ability to improve, operate and implement its technology, its existing funding arrangements for the Company and its affiliates that may not be renewed or replaced or its existing funding sources that may be unwilling or unable to provide funding to it on terms acceptable to it, or at all; the performance of loans facilitated through its model; changes in market interest rates; its securitizations, warehouse credit facility agreements; the impact on its business of general economic conditions, including, but not limited to interest rates, inflation, supply chain disruptions, exchange rate fluctuations and labor shortages; the effect of and uncertainties related to public health crises such as the COVID-19 pandemic (including any government responses thereto); geopolitical conflicts such as the war in Israel; its ability to realize the potential benefits of past or future acquisitions; anticipated benefits and savings from our recently announced reduction in workforce; changes in the political, legal and regulatory framework for AI technology, machine learning, financial institutions and consumer protection; the ability to maintain the listing of our securities on Nasdaq; the financial performance of its partners, and fluctuations in the U.S. consumer credit and housing market; its ability to grow effectively through strategic alliances; seasonal fluctuations in our revenue as a result of consumer spending and saving patterns; pending and future litigation, regulatory actions and/or compliance issues including with respect to the merger with EJF Acquisition Corp.; and other risks that are described in the Company’s Form 10-K filed on April 25, 2024 and subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements reflect the Company's views with respect to future events as of the date hereof and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, reflect the Company’s current beliefs and are based on information currently available as of the date they are made, and the Company assumes no obligation and does not intend to update these forward-looking statements. Financial Information; Non-GAAP Financial Measures Some of the unaudited financial information and data contained in this press release and Form 8- K, such as Fee Revenue Less Production Costs (“FRLPC”), FRLPC as a percentage of network volume (or FRLPC %), Adjusted EBITDA and Adjusted Net Income (Loss), have not been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). To supplement the unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP, management uses the non-GAAP financial measures FRLPC, FRLPC as a percentage of network volume (or FRLPC %), Adjusted Net Income (Loss) and Adjusted EBITDA to provide investors with additional information about our financial performance and to enhance the overall understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our business. Management believes these non-GAAP measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non- GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our unaudited consolidated financial statements prepared and presented in accordance with U.S. GAAP. To address these limitations, management provides a reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to net income (loss) attributable to Pagaya’s shareholders and a calculation of FRLPC and FRLPC as a percentage of network volume (or FRLPC %). Management encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted Net Income (Loss) and Adjusted EBITDA in conjunction with its respective related GAAP financial measures. Non-GAAP financial measures include the following items: Fee Revenue Less Production Costs (“FRLPC”) is defined as revenue from fees less production costs. FRLPC as a percentage of network volume (or FRLPC %) is defined as FRLPC divided by Network Volume. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, and non-recurring expenses associated with mergers and acquisitions. Adjusted EBITDA is defined as net income (loss) attributable to Pagaya Technologies Ltd.’s shareholders excluding share-based compensation expense, change in fair value of warrant liability, impairment, including credit-related charges, restructuring expenses, transaction-related expenses, non-recurring expenses associated with mergers and acquisitions, interest expense, depreciation expense, and income tax expense (benefit).

These items are excluded from our Adjusted Net Income (Loss) and Adjusted EBITDA measures because they are noncash in nature, or because the amount and timing of these items is unpredictable, is not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. We believe FRLPC, FRLPC as a percentage of network volume (or FRLPC %), Adjusted Net Income (Loss) and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to- period comparisons of our business performance. Moreover, we have included FRLPC, FRLPC as a percentage of network volume (or FRLPC %), Adjusted Net Income (Loss) and Adjusted EBITDA because these are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. The tables below provide reconciliations of Adjusted EBITDA to Net Loss Attributable to Pagaya Technologies Ltd., its most directly comparable U.S. GAAP amount. In addition, Pagaya provides outlook for the third quarter of 2024 and the fiscal year 2024 on a non-GAAP basis. The Company cannot reconcile its expected Adjusted EBITDA to expected Net Loss Attributable to Pagaya under “Full-Year 2024 Financial Outlook” without unreasonable effort because certain items that impact net income (loss) and other reconciling items are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s U.S. GAAP financial results. Investors & Analysts Jency John Head of Investor Relations IR@pagaya.com Media & Press Emily Passer Head of PR & External Communications Press@pagaya.com

PAGAYA

PAGAYA TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Revenue				
Revenue from fees	$ 242,594	$ 185,685	$ 479,598	$ 360,939
Other Income				
Interest income	8,193	10,193	15,937	20,590
Investment income (loss)	(443)	(266)	85	721
Total Revenue and Other Income	250,344	195,612	495,620	382,250
Production costs	145,602	120,613	290,483	245,670
Technology, data and product development (1)	21,935	17,663	41,315	38,794
Sales and marketing (1)	13,331	14,558	23,588	28,858
General and administrative (1)	64,449	53,016	127,517	104,142
Total Costs and Operating Expenses	245,317	205,850	482,903	417,464
Operating Income (Loss)	5,027	(10,238)	12,717	(35,214)
Other expense, net	(73,194)	(16,895)	(107,543)	(83,875)
Loss Before Income Taxes	(68,167)	(27,133)	(94,826)	(119,089)
Income tax expense	14,512	5,006	19,515	11,673
Net Loss Including Noncontrolling Interests	(82,679)	(32,139)	(114,341)	(130,762)
Less: Net loss attributable to noncontrolling interests	(7,894)	(842)	(18,333)	(38,494)
Net Loss Attributable to Pagaya Technologies Ltd.	$ (74,785)	$ (31,297)	$ (96,008)	$ (92,268)
Per share data:				
Net loss per share:				
Basic and Diluted (3)	$ (1.04)	$ (0.53)	$ (1.41)	$ (1.55)
Non-GAAP adjusted net income (loss) (2)	$ 7,188	$ 886	$ 20,519	$ (10,129)
Non-GAAP adjusted net income (loss) per share:				
Basic (3)	$ 0.10	$ 0.01	$ 0.30	$ (0.17)
Diluted (3)	$ 0.10	$ 0.01	$ 0.30	$ (0.17)
Weighted average shares outstanding:				
Basic (3)	71,765,884	59,609,788	68,113,860	59,386,974
Diluted (3)	73,002,689	60,330,996	69,485,741	60,105,698

(1) The following table sets forth share-based compensation for the periods indicated below:

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Technology, data and product development	$ 3,069	$ 2,990	$ 5,974	$ 5,448
Selling and marketing	3,867	4,756	6,719	7,510
General and administrative	11,108	12,462	20,826	23,617
Total	$ 18,044	$ 20,208	$ 33,519	$ 36,575

(2) See “Reconciliation of Non-GAAP Financial Measures.”

(3) Share amounts have been retroactively adjusted to reflect the 1-for-12 reverse share split effected on March 8, 2024.

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED) (In thousands) June 30, December 31, 2024 2023 Assets Current assets: Cash and cash equivalents $ 233,593 $ 186,478 Restricted cash 17,469 16,874 Fees and other receivables 93,460 79,526 Investments in loans and securities 1,663 2,490 Prepaid expenses and other current assets 15,012 18,034 Total current assets 361,197 303,402 Restricted cash 16,864 19,189 Fees and other receivables 32,987 34,181 Investments in loans and securities 909,762 714,303 Equity method and other investments 26,593 26,383 Right-of-use assets 51,631 55,729 Property and equipment, net 40,628 41,557 Goodwill 10,945 10,945 Intangible assets 1,275 2,550 Prepaid expenses and other assets 1,095 137 Total non-current assets 1,091,780 904,974 Total Assets $ 1,452,977 $ 1,208,376 Liabilities and Shareholders’ Equity Current liabilities: Accounts payable $ 7,303 $ 1,286 Accrued expenses and other liabilities 36,090 28,562 Current maturities of operating lease liabilities 6,427 6,931 Current portion of long-term debt 12,750 — Secured borrowing 176,223 37,685 Income taxes payable 2,461 461 Total current liabilities 241,254 74,925 Non-current liabilities: Warrant liability 1,671 3,242 Revolving credit facility — 90,000 Long-term debt 219,842 — Secured borrowing 223,998 234,028 Operating lease liabilities 39,529 43,940 Long-term tax liabilities 36,752 22,135 Deferred tax liabilities, net 107 107 Total non-current liabilities 521,899 393,452 Total Liabilities 763,153 468,377 Redeemable convertible preferred shares 74,250 74,250 Shareholders’ equity: Additional paid-in capital 1,235,677 1,101,914 Accumulated other comprehensive income (loss) (71,050) 444 Accumulated deficit (638,645) (542,637) Total Pagaya Technologies Ltd. shareholders’ equity 525,982 559,721 Noncontrolling interests 89,592 106,028 Total shareholders’ equity 615,574 665,749 Total Liabilities, Redeemable Convertible Preferred Shares, and Shareholders’ Equity $ 1,452,977 $ 1,208,376

PAGAYA TECHNOLOGIES LTD. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands) Six Months Ended June 30, 2024 2023 Cash flows from operating activities Net loss including noncontrolling interests $ (114,341) $ (130,762) Adjustments to reconcile net income (loss) to net cash used in operating activities: Equity method income (loss) (86) (721) Depreciation and amortization 13,359 7,984 Share-based compensation 33,519 36,575 Fair value adjustment to warrant liability (1,571) 2,435 Impairment loss on investments in loans and securities 79,911 78,327 Write-off of capitalized software 2,561 1,630 Other non-cash items 1,435 (94) Change in operating assets and liabilities: Fees and other receivables (12,725) (7,602) Deferred tax liabilities, net — 2 Prepaid expenses and other assets 998 4,587 Right-of-use assets 3,879 4,619 Accounts payable 6,071 2,083 Accrued expenses and other liabilities 7,793 (21,395) Operating lease liability (3,205) (4,455) Income tax receivable / payable 18,363 1,274 Net cash provided by (used in) operating activities 35,961 (25,513) Cash flows from investing activities Proceeds from the sale/maturity/prepayment of: Investments in loans and securities 66,822 91,360 Cash and restricted cash acquired from Darwin Homes, Inc. — 1,608 Payments for the purchase of: Investments in loans and securities (408,459) (273,339) Property and equipment (9,525) (10,496) Equity method and other investments (125) — Net cash used in investing activities (351,287) (190,867) Cash flows from financing activities Proceeds from sale of ordinary shares, net of issuance costs 89,956 — Proceeds from long-term debt 244,725 — Proceeds from issuance of redeemable convertible preferred shares, net — 74,250 Proceeds from secured borrowing 207,317 192,420 Proceeds received from noncontrolling interests 2,815 15,293 Proceeds from revolving credit facility 44,000 100,000 Proceeds from exercise of stock options 759 1,430 Proceeds from issuance of ordinary shares from the Equity Financing Purchase Agreement 5,338 — Distributions made to noncontrolling interests (5,318) (28,913) Payments made to revolving credit facility (134,000) (25,000) Payments made to secured borrowing (78,809) (115,471) Payments made to long-term debt (6,375) — Long-term debt issuance costs (7,974) — Settlement of share-based compensation in satisfaction of tax withholding requirements — (650) Net cash provided by financing activities 362,434 213,359 Effect of exchange rate changes on cash, cash equivalents and restricted cash (1,723) (2,687) Net increase (decrease) in cash, cash equivalents and restricted cash 45,385 (5,708) Cash, cash equivalents and restricted cash, beginning of period 222,541 337,076 Cash, cash equivalents and restricted cash, end of period $ 267,926 $ 331,368

PAGAYA TECHNOLOGIES LTD. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) ($ in thousands, unless otherwise noted) Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Net Loss Attributable to Pagaya Technologies Ltd. $ (74,785) $ (31,297) $ (96,008) $ (92,268) Adjusted to exclude the following: Share-based compensation 18,044 20,208 33,519 36,575 Fair value adjustment to warrant liability 329 2,625 (1,571) 2,435 Impairment loss on certain investments 58,179 4,236 77,662 30,648 Write-off of capitalized software 2,561 106 2,561 1,630 Restructuring expenses 2,725 1,146 3,545 4,966 Transaction-related expenses 135 2,025 535 2,025 Non-recurring expenses — 1,837 276 3,860 Adjusted Net Income (Loss) $ 7,188 $ 886 $ 20,519 $ (10,129) Adjusted to exclude the following: Interest expenses 21,563 7,134 36,727 10,014 Income tax expense 14,512 5,006 19,515 11,673 Depreciation and amortization 7,042 4,468 13,359 7,984 Adjusted EBITDA $ 50,305 $ 17,494 $ 90,120 $ 19,542 Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 Fee Revenue Less Production Costs (FRLPC): Revenue from fees $ 242,594 $ 185,685 $ 479,598 $ 360,939 Production costs 145,602 120,613 290,483 245,670 Fee Revenue Less Production Costs (FRLPC) $ 96,992 $ 65,072 $ 189,115 $ 115,269 Fee Revenue Less Production Costs % (FRLPC %): Fee Revenue Less Production Costs (FRLPC) $ 96,992 $ 65,072 $ 189,115 $ 115,269 Network Volume (in millions) 2,331 1,957 4,750 3,807 Fee Revenue Less Production Costs % (FRLPC %) 4.2% 3.3% 4.0% 3.0%